CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 5, 1997 appearing on page 27 of Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1996.

        1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.

        2.  Form S-8, Registration No. 33-44224, filed November 27, 1991.

        3.  Form S-8, Registration No. 33-45334, filed January 27, 1992.

        4.  Form S-8, Registration No. 33-45335, filed January 27, 1992.

        5.  Form S-8, Registration No. 33-45336, filed January 27, 1992.

        6.  Form S-8, Registration No. 33-67910, filed August 26, 1993.

        7.  Form S-8, Registration No. 33-54339, filed June 28, 1994.

        8.  Form S-3, Registration No. 33-58847, filed April 26, 1995.

        9.  Form S-3, Registration No. 33-60623, filed June 27, 1995.

       10.  Form S-3, Registration No. 33-60627, filed June 27, 1995.

       11.  Form S-3, Registration No. 33-62899, filed September 25, 1995.

       12.  Form S-3, Registration No. 333-03233, filed May 13, 1996.

       13.  Form S-3, Registration No. 333-10289, filed August 16, 1996.

       14.  Form S-3, Registration No. 333-15603, filed November 18, 1996.

       15.  Form S-3, Registration No. 333-16541, filed December 5, 1996.



/s/ PRICE WATERHOUSE LLP
------------------------
   PRICE WATERHOUSE LLP

St. Louis, Missouri
March 25, 1997